Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF RHINO GP LLC
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this quarterly report on Form 10-Q of Rhino Resource Partners LP (the “Partnership”) for the quarter ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard A. Boone, as Chief Financial Officer of the Partnership, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to his knowledge:

1.              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 6, 2015

/s/ Richard A. Boone
Richard A. Boone
Executive Vice President and Chief Financial Officer